==============================================================================

                             UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549


                            AMENDMENT NO. 1
                                  TO
                               FORM 8-K
                                  ON
                              FORM 8-K/A

                            CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report:                                          June 19, 1995
  (Date of earliest event reported)


                          CRYSTAL OIL COMPANY
        (Exact name of registrant as specified in its charter)

                    Commission File Number: 1-8715


          LOUISIANA                                      72-0163810
  (State or other jurisdiction                       (I.R.S. Employer
  of incorporation)                                 Identification No.)

  229 Milam Street, Shreveport, Louisiana                   71101
   (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code: (318) 222-7791

==============================================================================

EXPLANATION

     As discussed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 1995, Crystal Oil Company (the
"Company") completed the acquisition (the "Acquisition") of all of the capital stock of First Reserve Gas Company ("FRGC"), a natural gas storage company located in Hattiesburg, Mississippi, for a cash consideration of approximately $78 million, pursuant to a Stock Purchase Agreement dated May 2, 1995, between the Company and FRGC.

ITEM 7 of the Current Report on Form 8-K of the Company dated June 19, 1995, is hereby amended and restated in its entirety as follows:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of business acquired.

         Audited Consolidated Financial Statements of First Reserve Gas Company
           Report of independent auditors.
           Consolidated Balance Sheets for the years ended December 31,
             1994 and 1993.
           Consolidated Statements of Operations for the years ended
             December 31, 1994 and 1993.
           Consolidated Statements of Stockholders' Equity for the years ended December 31, 1994 and 1993.
           Consolidated Statements of Cash Flows for the years ended
             December 31, 1994 and 1993.
           Notes to Consolidated Financial Statements for the years ended
             December 31, 1994 and 1993.

           Report of independent auditors.
           Consolidated Balance Sheets for the years ended December 31,
             1993 and 1992.
           Consolidated Statements of Operations for the years ended
             December 31, 1993 and 1992.
           Consolidated Statements of Stockholders' Equity for the years ended December 31, 1993 and 1992.
           Consolidated Statements of Cash Flows for the years ended
             December 31, 1993 and 1992.
           Notes to Consolidated Financial Statements for the years ended
             December 31, 1993 and 1992.

         Unaudited Consolidated Financial Statements of First Reserve
             Gas Company
           Consolidated Balance Sheets for the period ended March 31, 1995 and the year ended December 31, 1994.
           Consolidated Statements of Operations for the three months ended
             March 31, 1995 and 1994.
           Consolidated  Statements of Cash Flows for the three months ended
             March 31, 1995 and 1994.

     (b) Pro forma unaudited financial information.
           Pro forma financial introduction
           Pro forma Unaudited Consolidated Condensed Statement of Operations
             for the six months June 30, 1995.
           Pro forma Unaudited Consolidated  Statement of Operations for the
             year ended December 31, 1994.
           Notes to pro forma Unaudited Consolidated Condensed Financial
             Statements.

     (c) Exhibits.
           2 Stock Purchase Agreement dated May 2, 1995, between Crystal Oil Company and First Reserve Secured Energy Assets Fund, Limited Partnership and First Reserve Fund V, Limited Partnership (Reference is made to Exhibit 10.7 of the Quarterly Report on Form 10-Q filed by the Company for the period ended March 31,
               1995).

        * 23.1 The Consent of Ernst & Young LLP.

          99.1 Press Release of the Company dated June 19, 1995 (Reference is made to Exhibit 99.1 of the Current Report on Form 8-K filed by the Company dated June 19, 1995).

________________
*  Filed herein

                                       CONSOLIDATED FINANCIAL STATEMENTS

                                           FIRST RESERVE GAS COMPANY

                                      YEARS ENDED DECEMBER 31, 1994 AND 1993
                                        WITH REPORT OF INDEPENDENT AUDITORS

                          FIRST RESERVE GAS COMPANY

                      CONSOLIDATED FINANCIAL STATEMENTS

                    YEARS ENDED DECEMBER 31, 1994 AND 1993


                              Contents

  Report of Independent Auditors . . . . . . . . . . . . . . . .      1

  Audited Consolidated Financial Statements

  Consolidated Balance Sheets. . . . . . . . . . . . . . . . . .      2
  Consolidated Statements of Operations. . . . . . . . . . . . .      3
  Consolidated Statements of Stockholders' Equity. . . . . . . .      4
  Consolidated Statements of Cash Flows. . . . . . . . . . . . .      5
  Notes to Consolidated Financial Statements . . . . . . . . . .      6


                         [Letterhead of Ernst & Young]


                         REPORT OF INDEPENDENT AUDITORS


Board of Directors
First Reserve Gas Company

We have audited the accompanying consolidated balance sheets of First Reserve Gas Company (the Company) as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Reserve Gas Company at December 31, 1994 and 1993, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                       /s/  ERNST & YOUNG
                                       --------------------
                                          ERNST & YOUNG

March 9, 1995

                            FIRST RESERVE GAS COMPANY

                           CONSOLIDATED BALANCE SHEETS


                                                      DECEMBER 31
                                              1994                  1993
                                            ----------------------------
                                                     (IN THOUSANDS)

ASSETS
Current assets:
   Cash and cash equivalents                $ 3,650               $ 4,200
   Trade accounts receivable                    167                   253
   Debt reserve                               1,422                 2,767
   Other current assets                         130                    61
                                           -------------------------------
Total current assets                          5,369                 7,281

Gas storage facilities, at cost              44,231                44,207
Accumulated depreciation                      8,399                 6,118
                                           -------------------------------
                                             35,832                38,089
Other assets                                  1,304                   131
                                           -------------------------------
Total assets                                $42,505               $45,501
                                           ===============================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                         $    31               $   242
   Accrued interest payable                     280                   246
   Accrued taxes payable                        237                   226
   Notes payable                              1,550                   -
   Current portion of finance lease
    obligations                               2,435                 2,531
                                           -------------------------------
Total current liabilities                     4,533                 3,245

Notes payable                                 2,145                   -
Notes payable to stockholders                 1,355                 1,950
Finance lease obligations                    24,348                28,201

Deferred income taxes                         3,008                 1,870

Stockholders' equity:
   Common stock, $.01 par value:
      Authorized shares - 10,000
      Issued and outstanding shares -
       973 in 1994 and 1,100 in 1993            -                     -
   Additional paid-in capital                 4,221                 4,221
   Retained earnings                          2,895                 6,014
                                           -------------------------------
Total stockholders' equity                    7,116                10,235
                                           ===============================
Total liabilities and stockholders' equity  $42,505               $45,501
                                           ===============================


SEE ACCOMPANYING NOTES.

                            FIRST RESERVE GAS COMPANY

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                YEAR ENDED DECEMBER 31
                                              1994                 1993
                                             --------------------------
                                                    (IN THOUSANDS)

Gas storage revenues                         $11,801              $11,554

Expenses:
   Operating expenses                          2,739                3,233
   Depreciation and amortization               2,341                2,299
                                            ------------------------------
                                               5,080                5,532
                                            ------------------------------

Operating income                               6,721                6,022

Interest expense, net                         (3,048)              (3,027)
                                            ------------------------------

Income before income tax provision             3,673                2,995

Income tax provision:
   Current                                       764                  531
   Deferred                                      779                  437
                                            ------------------------------
                                               1,543                  968
                                            ------------------------------
Net income                                   $ 2,130              $ 2,027
                                            ==============================


SEE ACCOMPANYING NOTES.

                            FIRST RESERVE GAS COMPANY

                  CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                            ADDITIONAL                           TOTAL
                                    COMMON    PAID-IN    RETAINED   TREASURY  STOCKHOLDERS'
                                     STOCK    CAPITAL    EARNINGS    STOCK       EQUITY
                                   --------------------------------------------------------
                                                      (IN THOUSANDS)

Balance at December 31, 1992       $  -       $4,221     $ 3,987     $   -      $ 8,208
   Net income                         -          -         2,027         -        2,027
                                  ------------------------------------------------------
Balance at December 31, 1993          -        4,221       6,014         -       10,235
   Net income                         -          -         2,130         -        2,130
   Purchase of treasury stock         -          -           -        (5,249)    (5,249)
   Cancellation of treasury
    stock                             -          -        (5,249)      5,249       -
                                  ======================================================
Balance at December 31, 1994       $  -       $4,221     $ 2,895     $  -       $ 7,116
                                  ======================================================


SEE ACCOMPANYING NOTES.

                           FIRST RESERVE GAS COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                 YEAR ENDED DECEMBER 31
                                                1994                1993
                                              ---------------------------
                                                     (IN THOUSANDS)

OPERATING ACTIVITIES
Net income                                    $ 2,130             $ 2,027
Adjustments to reconcile net income
 to net cash provided by operating
 activities:
   Depreciation and amortization                2,341               2,299
   Deferred income taxes                          779                 437
   Changes in operating assets and
    liabilities:
      Accounts receivable                          86                 501
      Other assets                               (230)                 63
      Accounts payable                           (211)                120
      Accrued interest payable                     34                 (62)
      Accrued taxes payable                        11                (245)
                                             ------------------------------
Net cash provided by operating activities       4,940               5,140

INVESTING ACTIVITIES
Additions to gas storage facilities               (24)                 18
Proceeds from sale of fixed assets                -                    84
                                             ------------------------------
Net cash (used in) provided by investing
 activities                                       (24)                102

FINANCING ACTIVITIES
Financing costs                                (1,298)                -
Proceeds from finance lease obligation         27,000                 244
Repayment of finance lease obligations        (30,949)             (4,500)
Reduction in debt reserve                       1,345                  48
Purchase of treasury stock                     (1,564)                -
                                             ------------------------------
Net cash used in financing activities          (5,466)             (4,208)
                                             ------------------------------

(Decrease) increase in cash and cash
 equivalents                                     (550)              1,034
Cash and cash equivalents at beginning
 of year                                        4,200               3,166
                                             ------------------------------
Cash and cash equivalents at end of year      $ 3,650             $ 4,200
                                             ==============================

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest                        $ 3,234             $ 3,267
Cash paid for income taxes                        705                 905

SIGNIFICANT NON-CASH TRANSACTION
Issuance of notes payable                       3,100                 -
Assets exchanged for treasury stock            (3,685)                -


SEE ACCOMPANYING NOTES.

                            FIRST RESERVE GAS COMPANY

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1994


1. GENERAL AND SIGNIFICANT ACCOUNTING POLICIES

GENERAL

First Reserve Gas Company (the Company) was formed January 25, 1990, as a Delaware corporation. The Company and Endevco Industrial Gas Sales Company (EIGSC) were 50% partners in Hattiesburg Gas Storage Company (HGSC). EIGSC was a subsidiary of Endevco Inc. (Endevco) until July 1, 1991, when the Company purchased 100% of the outstanding stock of EIGSC from Endevco. EIGSC's name was changed to Hattiesburg Industrial Gas Sales Company (HIGSC), and it continued as managing partner and operator of HGSC.

The Company, through a subsidiary, acquired two existing salt dome liquid petroleum gas storage caverns in Forrest County, Mississippi (Phase I), in May 1990. The Company completed conversion of the Phase I caverns and construction of related facilities to be used as natural gas storage for Mississippi and Atlantic Coast local gas distribution companies in November 1990. The acquisition and construction costs were financed through a $25,000,000 construction and term loan (Note 2). The initial capacity of Phase I (2.5 billion cubic feet) has been totally contracted under 15-year contracts with one gas marketing company and seven East Coast local gas distribution companies. The storage contracts provide for monthly fees based primarily on the storage capacity and deliverability available to the customer. The contracts also provide for fees payable based upon volumes of gas injected into and withdrawn from the storage facilities. Amounts receivable from customers, although based on contractual arrangements, are unsecured.

During 1991, the Company began converting an additional salt dome cavern (Phase IA). In December 1990, the Company secured a commitment for $14,500,000 in nonrecourse project financing for the estimated $15,200,000 project. The capacity of Phase IA (1.0 billion cubic feet) has been totally contracted under 15-year contracts similar to the Phase I contracts.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiaries including HGSC. All intercompany transactions have been eliminated.

CASH AND CASH EQUIVALENTS

For purposes of financial reporting, the Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents. All cash and cash equivalents are deposited in the financial institution that provides financing to the Company (Note 2).

                           FIRST RESERVE GAS COMPANY

1. GENERAL AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

GAS STORAGE FACILITIES

Depreciation of gas storage facilities is provided using the straight-line method over a 22-year estimated useful life.

INCOME TAXES

Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income.

2. FINANCE LEASE OBLIGATIONS

Effective December 1, 1991, the Company entered into sale-leaseback agreements with Forrest County, Mississippi. The transactions are accounted for using the financing method, which requires that the Company record the sales proceeds as a liability, report the gas storage facilities as an asset, and depreciate the gas storage facilities. Since the sales proceeds were equal to the Company's outstanding debt and the lease payment arrangements are identical to the Company's previous debt agreements, this method of accounting does not significantly affect the Company's consolidated financial statements.

Effective August 1, 1994, the Company refinanced its finance lease obligations. The refinancing converted the entirety of the finance lease obligations to variable rate financing and resulted in a nonrecurring charge to operations of $645,000.

The Company's interest rate on the finance lease obligation is capped at 8.25% under an interest rate protection agreement effective August 1994 through October 2005. Other assets includes $865,000 for the cost of this agreement. The cost of the agreement will be amortized over the life of the agreement.

                            FIRST RESERVE GAS COMPANY

2. FINANCE LEASE OBLIGATIONS (CONTINUED)

Finance lease obligations consist of the following:

                                                             DECEMBER 31
                                                       1994              1993
                                                     --------------------------
                                                           (IN THOUSANDS)
Refinanced finance lease payable in quarterly
installments of $608,700 through October
2005; variable interest at the bank's reference
rate, bank's certificate of deposit rate adjusted
for the bank's reserve and deposit insurance
requirements plus 1.5% or LIBOR, adjusted for
the bank's reserve requirements (Adjusted
LIBOR) plus 1.25%, at the option of the
Company. At December 31, 1994 the Company
has elected to pay Adjusted LIBOR plus 1.25%
(7.23% at December 31, 1994); secured by
substantially all of the Company's assets.            $26,783         $  -

Phase I financing payable in quarterly
installments of $416,667 through November
2005; interest at the bank's prime rate within
the range of 9% to 12.75%, pursuant to an
interest rate protection agreement; payable
monthly beginning February 1991 through
February 1996; secured by substantially all of
the Company's Phase I assets                             -             20,000

Phase IA financing payable in quarterly
installments of $216,000 through May 2006;
interest varies according to the bank's
certificate of deposit rate plus 2% but is fixed
at 8.62% subject to an interest rate swap
agreement effective April 1992 through
February 1997; payable quarterly; secured by
substantially all of the Company's Phase IA
assets                                                   -             10,732
                                                     --------------------------
                                                       26,783          30,732
Less current portion                                    2,435           2,531
                                                     --------------------------
                                                      $24,348         $28,201
                                                     ==========================


                            FIRST RESERVE GAS COMPANY

2. FINANCE LEASE OBLIGATIONS (CONTINUED)

The Company is required to maintain an interest-bearing debt reserve account at the financial institution in an amount equal to the sum of $1,400,000 and the Excess Cash Flow as calculated by the debt agreement. Additionally, the Company is required to maintain its operating bank accounts at the financial institution and maintain a minimum working capital balance.

Aggregate maturities of the finance lease obligations at December 31, 1994, are as follows (in thousands):

                        1995               $2,435
                        1996                2,435
                        1997                2,435
                        1998                2,435
                        1999                2,435
                        Thereafter         14,608

3. TRANSACTIONS WITH RELATED PARTIES

In July 1991, in connection with the purchase of HIGSC, the Company borrowed $7,796,000 from its stockholders under 15-year promissory notes that accrue interest at 12% per annum and 1-year promissory notes that accrue interest at 9% per annum.

During 1994 and 1993, the Company paid Merrimack Energy, a stockholder, $77,000 and $344,000, respectively, for consulting and professional services.

4. INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company's deferred tax liabilities and assets at December 31, 1994 and 1993, are as follows (in thousands):

                                            1994             1993
                                        ------------------------------
      Deferred tax liabilities           $(3,419)          $(2,405)
      Deferred tax assets                    845               535
      Valuation allowance                   (434)              -
                                        ==============================
      Net deferred tax liability         $(3,008)          $(1,870)
                                        ==============================

                            FIRST RESERVE GAS COMPANY

4. INCOME TAXES (CONTINUED)

Deferred tax liabilities result principally from different depreciation methods and estimated useful lives on gas storage facilities and equipment for financial reporting and income tax purposes. Deferred tax assets result from alternative minimum tax credit and long-term capital loss carryforwards.

The reconciliation of income tax expense to the amount computed by applying domestic federal statutory tax rates to income before income tax provision is:

                                                      DECEMBER 31
                                                   1994          1993
                                                -----------------------
    Tax at U.S. statutory rate                    $1,249        $1,018
    State taxes (net of federal benefit)             294           (50)
                                                =======================
    Income tax expense                            $1,543        $  968
                                                =======================

The effect of the valuation allowance recorded against the capital loss tax benefit on the exchange of Wild Goose stock (Note 7) was recorded as part of the basis in the treasury stock acquired in that exchange.

5. OPERATING LEASE COMMITMENTS

The Company leases office space under an operating lease that will expire in 1995. The minimum lease payments required in 1995 are $48,540.

Rent expense included in operating expenses was $72,000 and $64,000 for the years ended December 31, 1994 and 1993, respectively.

6. SIGNIFICANT CUSTOMERS

The Company's revenues are generated primarily from 15-year contracts with 13 customers, expiring in 2005. Two of the customers accounted for 18% and 16%, respectively, of total revenues during the year ended December 31, 1994; two of the customers each accounted for 11% of total revenues during the year ended December 31, 1994. No other customer accounted for more than 10% of total revenues during the year ended December 31, 1994. The Company believes that the loss of any of these customers would not have a material impact on the consolidated financial position or consolidated results of operation of the Company.

                            FIRST RESERVE GAS COMPANY

7. SALE OF SUBSIDIARY/TREASURY STOCK PURCHASE

On November 1, 1994, the Company exchanged its interest in Wild Goose Gas Storage Company (Wild Goose) along with $1,400,000 in cash and $3,100,000 in notes payable with three stockholders in the Company in return for the assumption of approximately $1,300,000 in intercompany balances due to the Company, as well as 126.5 shares of Company stock owned by the three stockholders. Repayment of the intercompany balances assumed by the purchasers of Wild Goose is contingent upon commencement of construction and commercial operations of gas storage facilities at a depleted gas field which Wild Goose holds the rights to develop, within three years of the disposal date. This debt is forgiven if construction or commercial operations of gas storage facilities do not commence within three years of the disposal date. The Company has placed no value on this contingent receivable in the balance sheet as of December 31, 1994. The disposal of Wild Goose generated a capital loss for federal income tax purposes of approximately $1,300,000, and a deferred tax asset of approximately $434,000, for financial reporting purposes. This loss will be carried forward and is available to offset future taxable capital gains of the Company. The Company has placed a valuation allowance of $434,000 on the deferred tax asset associated with the capital loss carryforward.

                           CONSOLIDATED FINANCIAL STATEMENTS

                               FIRST RESERVE GAS COMPANY

                         YEARS ENDED DECEMBER 31, 1993 AND 1992
                          WITH REPORT OF INDEPENDENT AUDITORS

                              FIRST RESERVE GAS COMPANY

                          CONSOLIDATED FINANCIAL STATEMENTS

                        YEARS ENDED DECEMBER 31, 1993 AND 1992



                                      CONTENTS


        Report of Independent Auditors  . . . . . . . . . . . . . . . . . . 1

        Audited Consolidated Financial Statements

        Consolidated Balance Sheets . . . . . . . . . . . . . . . . . . . . 2
        Consolidated Statements of Operations . . . . . . . . . . . . . . . 3
        Consolidated Statements of Stockholders' Equity . . . . . . . . . . 4
        Consolidated Statements of Cash Flows . . . . . . . . . . . . . . . 5
        Notes to Consolidated Financial Statements  . . . . . . . . . . . . 6

                           [LETTERHEAD OF ERNST & YOUNG]


                          REPORT OF INDEPENDENT AUDITORS

Board of Directors
First Reserve Gas Company

We have audited the accompanying consolidated balance sheets of First Reserve Gas Company (the Company) as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Reserve Gas Company at December 31, 1993 and 1992, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                       /s/  ERNST & YOUNG
                                       --------------------

                                          ERNST & YOUNG


February 9, 1994

                              FIRST RESERVE GAS COMPANY

                             CONSOLIDATED BALANCE SHEETS



                                                            DECEMBER 31
                                                         1993          1992
                                                      ----------------------
                                                          (IN THOUSANDS)

ASSETS
Current assets:
   Cash and cash equivalents                          $ 4,200       $ 3,166
   Accounts receivable:
      Trade                                               253           424
      Affiliate                                           -             330
   Debt reserve                                         2,767         2,815
   Other current assets                                    61           124
                                                      -----------------------
Total current assets                                    7,281         6,859

Gas storage facilities, at cost                        44,207        44,146
Accumulated depreciation                                6,118         3,819
                                                      -----------------------
                                                       38,089        40,327
Other assets                                              131           294
                                                      -----------------------
Total assets                                          $45,501       $47,480
                                                      =======================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                   $   242       $   122
   Accrued interest payable                               246           307
   Accrued taxes payable                                  226           471
   Current portion of finance lease obligations         2,531         2,531
                                                      -----------------------
Total current liabilities                               3,245         3,431

Notes payable to stockholders (NOTE 3)                  1,950         3,675
Finance lease obligations (NOTE 2)                     28,201        30,732
Deferred income taxes (NOTE 4)                          1,870         1,434

Stockholders' equity:
   Common stock, $.01 par value:
      Authorized shares - 10,000
      Issued and outstanding shares - 1,100              -             -
   Additional paid-in capital                           4,221         4,221
   Retained earnings                                    6,014         3,987
                                                      -----------------------
Total stockholders' equity                             10,235         8,208
                                                      -----------------------
Total liabilities and stockholders' equity            $45,501       $47,480
                                                      =======================


SEE ACCOMPANYING NOTES.

                              FIRST RESERVE GAS COMPANY

                        CONSOLIDATED STATEMENTS OF OPERATIONS



                                                       YEAR ENDED DECEMBER 31
                                                         1993          1992
                                                      ----------------------
                                                          (IN THOUSANDS)

Gas storage revenues                                  $11,554        $11,528

Expenses:
   Operating expenses (NOTE 3)                          3,233          2,178
   Depreciation and amortization                        2,299          2,308
                                                      ----------------------
                                                        5,532          4,486
                                                      ----------------------

Operating income                                        6,022          7,042

Other income (expense):
   Interest income                                        179            238
   Interest expense                                    (3,206)        (3,732)
                                                      -----------------------
                                                       (3,027)        (3,494)
                                                      -----------------------

Income before income tax provision                      2,995          3,548

Income tax provision (NOTE 4):
   Current                                                531            505
   Deferred                                               437            799
                                                      ----------------------
                                                          968          1,304
                                                      ----------------------
Net income                                            $ 2,027        $ 2,244
                                                      ======================

SEE ACCOMPANYING NOTES.

                            FIRST RESERVE GAS COMPANY

                   CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                           ADDITIONAL                 TOTAL
                                 COMMON     PAID-IN     RETAINED   STOCKHOLDERS'
                                 STOCK      CAPITAL     EARNINGS     EQUITY
                                 ----------------------------------------------
                                                    (IN THOUSANDS)

Balance at December 31, 1991      $ -        $4,221      $1,743      $ 5,964
   Net income                       -          -          2,244        2,244
                                 ----------------------------------------------
Balance at December 31, 1992        -         4,221       3,987        8,208
   Net income                       -          -          2,027        2,027
                                 ----------------------------------------------
Balance at December 31, 1993      $ -        $4,221      $6,014      $10,235
                                 ==============================================


SEE ACCOMPANYING NOTES.

                              FIRST RESERVE GAS COMPANY

                         CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                      YEAR ENDED DECEMBER 31
                                                      1993              1992
                                                    --------------------------
                                                          (IN THOUSANDS)

OPERATING ACTIVITIES
Net income                                           $ 2,027         $ 2,244
Adjustments to reconcile net income to net cash
 provided by operating activities:
      Loss on disposition of fixed assets               -                161
      Depreciation and amortization                    2,299           2,308
      Deferred income taxes                              437             799
      Changes in operating assets and liabilities:
         Accounts receivable                             501            (689)
         Other current assets                             63               5
         Accounts payable                                120            (166)
         Accrued interest payable                        (62)             24
         Accrued taxes payable                          (245)             70
                                                    --------------------------
Net cash provided by operating activities              5,140           4,756

INVESTING ACTIVITIES
Additions to gas storage facilities                       18             (74)
Proceeds from sale of fixed assets                        84             227
                                                    --------------------------
Net cash used in investing activities                    102             (54)

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt                 244              -
Repayment of long-term debt                           (4,500)         (6,780)
Reduction in debt reserve                                 48             992
                                                    --------------------------
Net cash used in financing activities                 (4,208)         (5,788)
                                                    --------------------------

Increase (decrease) in cash and cash equivalents       1,034          (1,086)
Cash and cash equivalents at beginning of year         3,166           4,252
                                                    --------------------------
Cash and cash equivalents at end of year             $ 4,200         $ 3,166
                                                    ==========================

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest                               $ 3,267         $ 3,692
Cash paid for income taxes                               905             646


SEE ACCOMPANYING NOTES.

                             FIRST RESERVE GAS COMPANY

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 DECEMBER 31, 1993


1.  GENERAL AND SIGNIFICANT ACCOUNTING POLICIES

GENERAL

First Reserve Gas Company (the Company), formerly First Reserve Gas Storage Inc., was formed January 25, 1990, as a Delaware corporation. The Company and Endevco Industrial Gas Sales Company (EIGSC) were 50% partners in Hattiesburg Gas Storage Company (HGSC). EIGSC was a subsidiary of Endevco Inc. (Endevco) until July 1, 1991, when the Company purchased 100% of the outstanding stock of EIGSC from Endevco. EIGSC's name was changed to Hattiesburg Industrial Gas Sales Company (HIGSC), and it continued as managing partner and operator of HGSC.

The Company, through a subsidiary, acquired two existing salt dome liquid petroleum gas storage caverns in Forrest County, Mississippi (Phase I), in May 1990. The Company completed conversion of the Phase I caverns and construction of related facilities to be used as natural gas storage for Mississippi and Atlantic Coast local gas distribution companies in November 1990. The acquisition and construction costs were financed through a $25,000,000 construction and term loan (Note 2). The initial capacity of Phase I (2.5 billion cubic feet) has been totally contracted under 15-year contracts with one gas marketing company and seven East Coast local gas distribution companies. The storage contracts provide for monthly fees based primarily on the storage capacity and deliverability available to the customer. The contracts also provide for fees payable based upon volumes of gas injected into and withdrawn from the storage facilities. Amounts receivable from customers, although based on contractual arrangements, are unsecured.

During 1991, the Company began converting an additional salt dome cavern (Phase IA). In December 1990, the Company secured a commitment for $14,500,000 in nonrecourse project financing for the estimated $15,200,000 project. The capacity of Phase IA (1.0 billion cubic feet) has been totally contracted under 15-year contracts similar to the Phase I contracts.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany transactions have been eliminated.

CASH AND CASH EQUIVALENTS

For purposes of financial reporting, the Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents. All cash and cash equivalents are deposited in the financial institution that provides financing to the Company (Note 2).

                             FIRST RESERVE GAS COMPANY

1.  GENERAL AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

GAS STORAGE FACILITIES

Depreciation of gas storage facilities is provided using the straight-line method over a 22-year estimated useful life.

CHANGE IN THE ACCOUNTING FOR INCOME TAXES

In February 1992, the Financial Accounting Standards Board issued Statement No. 109, "Accounting for Income Taxes" (Statement No. 109). Statement No. 109 requires an asset and liability approach in accounting for income taxes.
Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income.

Prior to the adoption of Statement No. 109, income tax expense was determined using the deferred method. Deferred tax expense was based on items of income and expense that were reported in different years in the financial statements and tax returns and were measured at the tax rate in effect in the year the difference originated.

The Company adopted the provisions of the new standard in its consolidated financial statements for the year ended December 31, 1992. The effect of adopting Statement No. 109 on 1992 income from continuing operations was immaterial.

RECLASSIFICATIONS

Certain amounts in the prior year have been reclassified to conform with the current year presentation.

2.  FINANCE LEASE OBLIGATIONS

Effective December 1, 1991, the Company entered into sale-leaseback agreements with Forrest County, Mississippi. The transactions are accounted for using the financing method, which requires that the Company record the sales proceeds as a liability, report the gas storage facilities as an asset, and depreciate the gas storage facilities. Since the sales proceeds were equal to the Company's outstanding debt and the lease payment arrangements are identical to the Company's previous debt agreements, this method of accounting does not significantly affect the Company's consolidated financial statements.

                              FIRST RESERVE GAS COMPANY

2.  FINANCE LEASE OBLIGATIONS (CONTINUED)

Finance lease obligations consist of the following:

                                                        DECEMBER 31
                                                    1993           1992
                                                  -------------------------
                                                       (IN THOUSANDS)

Phase I financing payable in quarterly
  installments of $416,667 through
  November 2005; interest at the bank's
  prime rate within the range of 9% to
  12.75% pursuant to an interest rate
  protection agreement; payable monthly
  beginning February 1991 through February
  1996; secured by substantially all
  of the Company's Phase I assets                  $20,000        $21,667


Phase IA financing payable in quarterly
  installments of $216,000 through May
  2006; interest varies according to the
  bank's certificate of deposit rate
  plus 2% but is fixed at 8.62% subject
  to an interest rate swap agreement
  effective April 1992 through February
  1997; payable quarterly; secured by
  substantially all of the Company's
  Phase IA assets                                   10,732         11,596
                                                  -------------------------
                                                    30,732         33,263
Less current portion                                 2,531          2,531
                                                  -------------------------
                                                   $28,201        $30,732
                                                  =========================

The Company is required to maintain an interest-bearing debt reserve account at the financial institution in an amount equal to the sum of two quarterly principal and six of the preceding months' interest payments. Additionally, the Company is required to maintain its operating bank accounts at the financial institution and maintain a minimum working capital balance.

Aggregate maturities of the finance lease obligations at December 31, 1993, are as follows:

                     1994                    $ 2,531,000
                     1995                      2,531,000
                     1996                      2,531,000
                     1997                      2,531,000
                     1998                      2,531,000
                     Thereafter               18,077,000

                              FIRST RESERVE GAS COMPANY

3.  TRANSACTIONS WITH RELATED PARTIES

In July 1991, in connection with the purchase of HIGSC, the Company borrowed $7,796,000 from its stockholders under 15-year promissory notes that accrue interest at 12% per annum and 1-year promissory notes that accrue interest at 9% per annum.

During 1993 and 1992, the Company paid Merrimack Energy, a stockholder, $344,000 and $82,000, respectively, for consulting and professional services.

4.  INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company's deferred tax liabilities and assets at December 31, 1993, are as follows (in thousands):

                Deferred tax liabilities              $(2,405)
                Deferred tax assets                       535
                                                     ----------
                Net deferred tax liability            $(1,870)
                                                     ==========

Deferred income taxes result principally from different methods used for financial reporting and income tax reporting purposes of depreciation and estimated useful lives for gas storage facilities and equipment. Deferred tax assets result from alternative minimum tax credit carryforwards.

The difference between the income tax provision and the amount that would result from applying domestic federal statutory tax rates to income before income tax provisions results from state and local taxes.

5.  OPERATING LEASE COMMITMENTS

The Company leases office space under an operating lease that will expire in 1994. The minimum lease payments required in 1994 and 1995 are $58,249 and $43,687, respectively.

Rent expense included in operating expenses was $64,000 and $56,000 for the years ended December 31, 1993 and 1992, respectively.

                              FIRST RESERVE GAS COMPANY

6.  SIGNIFICANT CUSTOMERS

The Company's revenues are generated primarily from 15-year contracts with 13 customers. Two of the customers accounted for 19% and 17% of total revenues during the year ended December 31, 1993; three of the customers each accounted for 11% of total revenues during the year ended December 31, 1993. No other customer accounted for more than 10% of total revenues during the year ended December 31, 1993. The Company believes that the loss of any of these customers would not have a material impact on the consolidated financial position or consolidated results of operation of the Company.

                          FIRST RESERVE GAS COMPANY

                         CONSOLIDATED BALANCE SHEETS

                                                      UNAUDITED          AUDITED
                                                    MARCH 31, 1995   DECEMBER 31, 1994
                                                    --------------   -----------------
                                                              (IN THOUSANDS)
ASSETS
Current Assets:
  Cash and cash equivalents                             $ 4,235           $ 3,650
  Trade accounts receivable                                 170               167
  Debt reserve                                            1,436             1,422
  Other current assets                                       24               130
                                                        -------           -------
Total current assets                                      5,865             5,369

Gas storage facilities, at cost                          44,231            44,231
Accumulated depreciation                                  8,965             8,399
                                                        -------           -------
                                                         35,266            35,832
Other assets                                              1,556             1,304
                                                        -------           -------
Total assets                                            $42,687           $42,505
                                                        =======           =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                      $    14           $    31
  Accrued interest payable                                  277               280
  Accrued taxes payable                                     463               237
  Notes payable                                           1,163             1,550
  Current portion of finance lease obligations            2,435             2,435
                                                        -------           -------
Total current liabilities                                 4,352             4,533

Notes payable                                             2,145             2,145
Notes payable to stockholders                             1,355             1,355
Finance lease obligations                                23,739            24,348
Deferred income taxes                                     3,173             3,008
                                                        -------           -------
Total long-term obligations                              30,412            30,856
Total liabilities                                        34,764            35,389

Stockholders' equity:
  Common stock, $.01 par value:
   Authorized shares - 10,000
   Issued and outstanding - 973 shares                        -                 -
  Additional paid-in capital                              4,221             4,221
  Retained earnings                                       3,702             2,895
                                                        -------           -------
Total stockholders' equity                                7,923             7,116
                                                        -------           -------
Total liabilities and stockholders' equity              $42,687           $42,505
                                                        =======           =======

                          FIRST RESERVE GAS COMPANY

                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                (UNAUDITED)

                                           THREE MONTHS ENDED    THREE MONTHS ENDED
                                             MARCH 31, 1995        MARCH 31, 1994
                                           ------------------    ------------------
                                                        (IN THOUSANDS)
Gas storage revenues                             $2,904                 $2,957

Expenses:
  Operating expenses                                460                    768
  Depreciation and amortization                     608                    567
                                                 ------                 ------
                                                  1,068                  1,335
                                                 ------                 ------
Operating income                                  1,836                  1,622

Interest expense, net                              (576)                  (694)
                                                 ------                 ------
Income before income tax provision                1,260                    928

Income tax provision:
  Current                                           288                    165
  Deferred                                          165                    105
                                                 ------                 ------
                                                    453                    270
                                                 ------                 ------
Net income                                       $  807                 $  658
                                                 ======                 ======

                          FIRST RESERVE GAS COMPANY

                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (UNAUDITED)


                                                   THREE MONTHS ENDED    THREE MONTHS ENDED
                                                     MARCH 31, 1995        MARCH 31, 1994
                                                   ------------------    ------------------
                                                                (IN THOUSANDS)

Operating Activities
Net income                                             $   807                 $  658
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Amortization of deferred financing cost                   42                      -
  Depreciation                                             566                    567
  Deferred income taxes                                    165                    105
  Changes in operating assets and liabilities:
    Accounts receivable                                     (3)                   (49)
    Others assets                                         (188)                  (108)
    Accounts payable                                       (17)                    77
    Accrued interest payable                                (3)                   (16)
    Accrued taxes payable                                  226                     38
                                                       -------                 ------
Net cash provided by operating activities                1,595                  1,272

Cash flows from investing activities - additions to
 gas storage facilities                                      -                     (7)
                                                       -------                 ------
Financing Activities
Repayment of notes payable                                (387)                     -
Repayment of finance lease obligations                    (609)                  (632)
Reduction (increase) in debt reserve                       (14)                    21
                                                       -------                 ------
Net cash used in financing activities                   (1,010)                  (611)
                                                       -------                 ------

Increase in cash and cash equivalents                      585                    654
Cash and cash equivalents at beginning of year           3,650                  4,200
                                                       -------                 ------
Cash and cash equivalents at end of year               $ 4,235                 $4,854
                                                       =======                 ======
Supplemental Cash Flow Information
Cash paid for interest                                 $   644                 $  749
Cash paid for income taxes                                  62                    127

                  PRO FORMA UNAUDITED FINANCIAL INFORMATION


     The following pro forma unaudited financial information is based on the historical consolidated condensed financial statements of the Company and FRGC and reflects the effects of the acquisition of FRGC on June 19, 1995, and the disposition (the "Disposition") of substantially all of the Company's crude oil and natural gas properties on December 30, 1994, and in the first quarter of 1995 as if such transactions had occurred on January 1, 1994. The pro forma unaudited financial statements should be read in conjunction with the notes accompanying such pro forma financial information. The Pro Forma Unaudited Consolidated Condensed Financial Statements are intended for informational purposes only and are not necessarily indicative of the results of operations of the Company that would actually have occurred had FRGC been acquired and substantially all of the Company's crude oil and natural gas properties been sold as of January 1, 1994, or of the future results of operations that will be obtained from the acquisition.

     The Pro Forma Unaudited Consolidated Condensed Statement of Operations of the Company for the year ended December 31, 1994, is derived from the Audited Consolidated Financial Statements of the Company and FRGC and is condensed. The Pro Forma Unaudited Consolidated Condensed Statement of Operations of the Company for the six months ended June 30, 1995, is derived from the Unaudited Consolidated Financial Statements included herein. The acquisition of FRGC has been accounted in the Unaudited Consolidated Financial Statements of the Company at June 30, 1995, under the "purchase method" of accounting, and accordingly, the results of operations of FRGC from the acquisition date are included in the historical information for the six months ended June 30, 1995. Accordingly, a pro forma Consolidated Condensed Balance Sheet of the Company is not included herein.

     The following Pro Forma Unaudited Financial Statements should be read in conjunction with the Audited Consolidated Financial Statements (including the notes thereto) and the Unaudited Consolidated Financial Statements (including the notes thereto).

                        PRO FORMA FINANCIAL STATEMENTS
                       UNAUDITED CONSOLIDATED CONDENSED
                           STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED JUNE 30, 1995
                   (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                        DISPOSITION     ACQUISITION    PRO FORMA
                              COMPANY        FRGC        PRO FORMA       PRO FORMA      ADJUSTED
                             HISTORICAL   HISTORICAL     ADJUSTMENT      ADJUSTMENT     BALANCE
                             ----------   ----------    -----------     -----------    ---------
REVENUES
 Crude oil and natural gas     $    -        $    -         $    -         $    -         $    -
 Gas storage                      351         5,381              -              -          5,732
 Investment income              2,674           131              -           (131)(c)      2,674
 Other                            472             -           (426)(a)          -             46
                               ------        ------         ------         ------         ------
                                3,497         5,512           (426)          (131)         8,452

COSTS AND EXPENSES
 Operating expense and taxes      271           980              -              -          1,251
 General and administrative
   expenses                     2,183           724              -              -          2,907
 Interest and debt expense        177         1,364              -            636 (c)      2,177
 Exploration cost                   -             -              -              -              -
 Depreciation, depletion and
   impairment                     231         1,070              -            289 (d)      1,590
                               ------        ------         ------         ------         ------
                                2,862         4,138              -            925          7,925
                               ------        ------         ------         ------         ------
INCOME (LOSS) BEFORE
 PROVISION IN LIEU OF
 INCOME TAXES                     635         1,374           (426)        (1,056)           527

PROVISION IN LIEU OF INCOME
 TAXES (BENEFIT)                  246           429           (166)(e)       (412)(e)         97
                               ------        ------         ------         ------         ------
NET INCOME (LOSS) BEFORE
 EXTRAORDINARY ITEM            $  389        $  945         $ (260)        $ (644)        $  430
                               ======        ======         ======         ======         ======

WEIGHTED AVERAGE NUMBER
 OF COMMON AND COMMON
 EQUIVALENT SHARES
 OUTSTANDING                    2,687                                                      2,687
                               ======                                                     ======
NET INCOME BEFORE
 EXTRAORDINARY ITEM PER
 SHARE OF COMMON AND
 COMMON STOCK EQUIVALENT
 SHARE                         $ 0.14                                                     $ 0.16
                               ======                                                     ======


See notes to pro forma unaudited consolidated condensed financial statements.

                        PRO FORMA FINANCIAL STATEMENTS
                       UNAUDITED CONSOLIDATED CONDENSED
                           STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1994
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                           DISPOSITION     ACQUISITION    PRO FORMA
                                 COMPANY         FRGC       PRO FORMA       PRO FORMA     ADJUSTED
                                HISTORICAL    HISTORICAL   ADJUSTMENT      ADJUSTMENT     BALANCE
                                ----------   ----------    -----------     -----------    ---------

REVENUES
 Crude oil and natural gas        $28,819      $     -      $(28,819)(a)     $    -       $     -
 Gas storage                            -       11,801             -              -        11,801
 Investment income                    742          223             -           (223)(c)       742
 Gain on sale of property,
   plant and equipment             12,524            -       (12,524)(a)          -             -
 Other                              1,438            -        (1,342)(a)          -            96
                                 --------      -------     ---------        -------       -------
                                   43,523       12,024       (42,685)          (223)       12,639

COSTS AND EXPENSES
 Operating expense and taxes       11,756        1,563       (11,312)(a)          -         2,007
 General and administrative
   expenses                         5,157        1,176             -              -         6,333
 Interest and debt expense          2,773        3,271        (2,760)(b)         64 (c)     3,348
 Exploration cost                   2,351            -        (2,231)(a)          -           120
 Depreciation, depletion
   and impairment                  14,220        2,341       (13,980)(a)        618 (d)     3,199
                                 --------      -------     ---------        -------       -------
                                   36,257        8,351       (30,283)           682        15,007
                                 --------      -------     ---------        -------       -------

INCOME (LOSS) BEFORE
 PROVISION IN LIEU OF
 INCOME TAXES AND
 EXTRAORDINARY ITEM                 7,266         3,673      (12,402)          (905)       (2,368)

PROVISION IN LIEU OF INCOME
 TAXES (BENEFIT)                    2,840         1,543       (4,837)(e)       (353)(e)      (807)
                                 --------       -------     ---------        -------       -------
NET INCOME (LOSS) BEFORE
 EXTRAORDINARY ITEM               $ 4,426       $ 2,130     $ (7,565)         $(552)      $(1,561)
                                 ========       =======     =========        =======      ========
WEIGHTED AVERAGE NUMBER
 OF COMMON AND COMMON
 EQUIVALENT SHARES
 OUTSTANDING                        2,635                                                   2,562
                                 ========                                                ========

NET INCOME (LOSS) BEFORE
 EXTRAORDINARY ITEM PER
 SHARE OF COMMON AND
 COMMON STOCK EQUIVALENT
 SHARE                           $  1.68                                                  $ (0.61)
                                 ========                                                ========


See notes to pro forma unaudited consolidated condensed financial statements.

                             CRYSTAL OIL COMPANY
                NOTES TO PRO FORMA UNAUDITED CONSOLIDATED
                      CONDENSED FINANCIAL STATEMENTS


The pro forma adjustments to the Unaudited Consolidated Condensed Statements of Operations of the Company for the six months ended June 30, 1995, and for the year ended December 31, 1994, reflect the effects of the acquisition of FRGC as if the Acquisition had occurred at January 1, 1994, and as if the disposition of substantially all of the Company's crude oil and natural gas properties (which occurred on December 30, 1994, and during the first quarter of 1995) had occurred as of January 1, 1994, in order to aid in the comparability of the pro forma information. The pro forma adjustments are described below:

(a) Reflects the exclusion of crude oil and natural gas revenues, gains and other revenues and expenses associated with the disposition of substantially all of the Company's crude oil and natural gas producing properties.

(b) Reflects the exclusion of interest expense, amortization of deferred financing costs and accretion of discount as a result of the repayment of bank indebtedness and the redemption of the Company's Non-Interest Bearing Convertible Subordinated Notes due 1997 in connection with the disposition of crude oil and natural gas properties.

(c) Reflects an adjustment to interest income in that FRGC utilized all of its available cash and cash equivalents for the repayment of its indebtedness prior to the effective date of the Acquisition. In addition, interest expense includes an adjustment for FRGC's repayment of its indebtedness and the Company's funding of the acquisition of FRGC with cash and debt. The Company's debt financing presently consists of a short-term loan with a variable rate based on the Eurodollar Rate plus 1%. The effect of 1/8 variance in interest rates would result in a change in interest expense of approximately $35 thousand and $75 thousand in the pro forma statement of operations for the six months ended June 30, 1995, and for the year ended December 31, 1994, respectively. The Company currently intends to refinance this loan on a long term basis utilizing non recourse or other similar financing.

(d) Reflects an adjustment to depreciation expense in that the fixed assets of FRGC include a revaluation based on the estimated fair value and the remaining life of the acquired assets as of the effective date of the Acquisition in accordance with the "purchase method" of accounting.

(e) Reflects the cumulative tax effect of the transactions in the notes above for the periods presented. Because of the Company's quasi-reorganization accounting treatment, such taxes do not reflect taxes to be paid or received by the Company.

(f) For pro forma purposes, general and administrative expenses do not reflect an adjustment for cost savings that would have been realized from reductions in staff and other expenses as a result of the assets disposed and the consolidation of corporate operations following the acquisition of FRGC.

(g) The pro forma statement of operations for the year ended December 31, 1994, does not include an adjustment to interest income for earnings on the temporary investment of available cash received from the disposition of crude oil and natural gas properties.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 CRYSTAL OIL COMPANY

                                       ---------------------------------------
                                                     (Registrant)



Dated: August 30, 1995                          /s/ PAUL E. HOLMES
                                       ---------------------------------------
                                                     Paul E. Holmes
                                              Vice President/Controller
                                            (Principal Accounting Officer)